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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): August 22, 2002

                       Commission File Number: 333-82617


Michigan            Venture Holdings Company LLC                38-3470015

Michigan            Vemco, Inc.                                 38-2737797

Michigan            Venture Industries Corporation              38-2034680

Michigan            Venture Mold & Engineering Corporation      38-2556799

Michigan            Venture Leasing Company                     38-2777356

Michigan            Vemco Leasing, Inc.                         38-2777324

Michigan            Venture Holdings Corporation                38-2793543

Michigan            Venture Service Company                     38-3024165

Michigan            Experience Management, LLC                  38-3382308

Michigan            Venture Europe, Inc.                        38-3464213

Michigan            Venture EU Corporation                      38-3470019

(State or other     (Exact name of registrant as                (I.R.S. Employer
jurisdiction of     specified in its charter)                   Identification
incorporation or                                                Number)
organization)

                  33662 James J. Pompo, Fraser, Michigan 48026
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (810) 294-1500

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 9.  Regulation FD Disclosure.

         On August 22, 2002, Venture Holdings Company LLC ("Venture") received correspondence from the temporary administrator appointed by the German Municipal Court Freiburg confirming that the court had agreed that the deadline for a decision on whether a formal insolvency proceeding should be instituted against certain of Venture's German subsidiaries may be postponed until not later than September 30, 2002 (the "Extension"). In addition, German labor authorities agreed to continue their wage and benefit guaranty through the month of September.

         As previously reported, in May 2002, certain managing directors of Venture's German subsidiaries Peguform GmbH & Co. KG, Venture Verwaltungs GmbH, Venture Beteiligungs GmbH and Venture Germany GmbH (collectively, the "German Subsidiaries") filed for the institution of preliminary insolvency proceedings under the German Insolvency Act. As a result, the German court appointed a temporary administrator to, among other things, assess the financial situation of the German Subsidiaries and issue a report to the court by September 1, 2002 with the temporary administrator's recommendation as to whether formal insolvency proceedings should be instituted. The August 22 correspondence from the temporary administrator stated that the Extension had been granted to give Venture the opportunity to take all necessary action to avoid commencement of formal insolvency and its potential consequences.

         Venture continues to work toward the goals of dismissal of the German preliminary proceeding and implementation of its global restructuring plan through discussions and negotiation with the temporary administrator and its various constituencies. While implementation of the global restructuring plan contemplates a certain level of financing of Venture's European operations, the Company is not seeking direct loans from any European automakers. Instead, Venture has been discussing possible assistance from these automakers in the form of collection of outstanding invoices and other commercial accommodations. These negotiations are ongoing, with no final agreement having been reached by the parties at this time. Although there can be no assurance that Venture will be successful in achieving its goals, the Company believes that the additional time afforded by the Extension enhances the possibility of achieving success in an orderly fashion.

         This report includes a number of "forward looking" statements within the meaning of the Securities Exchange Act of 1934 and is subject to a number of risks and uncertainties. Such factors include, among others, the following: international, national and local political, economic and market conditions; incremental costs, slowed automobile production or other effects that may occur as a result of the September 2001 terrorist attacks on the World Trade Center and the Pentagon or reactions thereto by us or our suppliers and customers; possible future terrorist attacks; demographic changes; the size and growth of the automobile market or the plastic automobile component market; our ability to sustain, manage or forecast our growth; the size, timing and mix of purchases of our products; our ability to realize savings from our focus on reducing and controlling costs; our ability to realize the benefits of general tax reduction plans; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; dependence upon original equipment manufacturers; liability and other claims asserted against us;

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competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; unfavorable currency exchange rates relative to the U.S. dollar; changes in business strategy or development plans; business disruptions; product recalls; warranty costs; the ability to attract and retain qualified personnel; the ability to protect technology; retention of earnings; control and the level of affiliated transactions.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VENTURE HOLDINGS COMPANY LLC
                                   VEMCO, INC.
                                   VENTURE INDUSTRIES CORPORATION
                                   VENTURE MOLD & ENGINEERING CORPORATION
                                   VENTURE LEASING COMPANY
                                   VEMCO LEASING, INC.
                                   VENTURE HOLDINGS CORPORATION
                                   VENTURE SERVICE COMPANY
                                   EXPERIENCE MANAGEMENT LLC
                                   VENTURE EUROPE, INC.
                                   VENTURE EU CORPORATION


Date: August 26, 2002              By:   /s/ James E. Butler
                                      ------------------------------------------
                                      James E. Butler
                                      Executive Vice President


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